                                                                      EXHIBIT 11

                              Vitech America, Inc.

                    Computation of Earnings Per Common Share
                                   (Unaudited)



                                                   Six months ended June 30,
                                              ---------------------------------
                                                 1996              1995
                                              ---------------------------------
Primary earnings per common share:

Net Income                                        $2,704,140          $397,721

Add interest on $2,000,000 convertible
note payable, net of tax                              59,400             4,950
                                              ---------------------------------

Net income as adjusted for calculation of
primary earnings per share                        $2,763,540          $402,671
                                              =================================

Weighted average number of common
shares outstanding                                 8,000,000         8,000,000

Weighted average shares issuable from
assumed exercise of $2,000,000
convertible note payable (A)                         503,853            41,988
                                              ---------------------------------

Weighted average number of shares, as
adjusted for calculation of primary
earnings per common share                          8,503,853         8,041,988
                                              ---------------------------------


Primary earnings per common share                      $0.32             $0.05
                                              ---------------------------------




(A) Represents the weighted average of 503,853 shares of common shares from the assumed conversion of the 2,000,000 convertible note payable dated
May 26, 1995.

                                                                      EXHIBIT 11

                              Vitech America, Inc.

                    Computation of Earnings Per Common Share





                                                                                   For Period
                                                                                  June 24, 1993
                                               For the year ended December 31,   (inception) to
                                              ----------------------------------    December
                                                  1995              1994            31, 1993
                                              -------------------------------------------------
Primary earnings per common share:

Net Income                                         $6,904,834        $149,570        $44,288

Add interest on $2,000,000 convertible
note payable, net of tax                               69,300               -              -
                                              -----------------------------------------------

Net income as adjusted for calculation of
primary earnings per share                         $6,974,134        $149,570        $44,288
                                              ===============================================

Weighted average number of common
shares outstanding                                  8,000,000       8,000,000      8,000,000

Weighted average shares issuable from
assumed exercise of $2,000,000
convertible note payable (A)                          293,914               -              -
                                              -----------------------------------------------

Weighted average number of shares, as
adjusted for calculation of primary
earnings per common share                           8,293,914       8,000,000      8,000,000
                                              -----------------------------------------------


Primary earnings per common share                       $0.84           $0.02          $0.00
                                              -----------------------------------------------





(A) Represents the weighted average of 503,853 shares of common shares from the assumed conversion of the 2,000,000 convertible note payable dated May 26, 1995.